UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 1997


                          GROW BIZ INTERNATIONAL, INC.
                 (Exact Name of Issuer as Specified in Charter)


           Minnesota                   0-22012                  41-1622691
(State or Other Jurisdiction or    (Commission File          (I.R.S. Employer
 Incorporation or Organization)        Number)            Identification Number)


                4200 Dahlberg Drive, Golden Valley, MN 55422-4837
                    (Address of Principal Executive Offices)


                                 (612) 520-8500
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2.  Acquisition or Disposition of Assets

On August 15, 1997, Grow Biz Games, Inc. a wholly-owned subsidiary of Grow Biz International, Inc. ("Registrant") acquired certain assets and franchising rights of Video Game Exchange, Inc. ("VGE") of Cleveland, Ohio. VGE operates 40 retail stores in Ohio, Pennsylvania, Kentucky, Georgia and Maryland. These stores buy, sell and trade used and new video games and equipment and will become the nucleus of the sixth business concept under the title It's About Games(TM). The Registrant intends to market and franchise the concept throughout the United States and Canada.

The purchase consideration paid to the former shareholders of VGE was $4,579,700 cash and a $2,000,000 two year promissory note payable in twenty-four equal monthly installments beginning September 1, 1997 and bears interest at the prime rate plus 1/2%. The acquisition has been accounted for under the purchase method of accounting. The source of cash utilized in the purchase was from a $4,500,000 bank term loan from TCF Bank Minnesota fsb payable in sixty equal monthly principal payments beginning October 10, 1997 plus accrued interest at prime plus 1/2%. The cost in excess of net assets acquired is approximately $4,500,000 and will be amortized over a 25 year period.

The purchase consideration paid by the Registrant was determined by negotiations between and among the representatives of the Registrant and VGE. Prior to the purchase, no material relationship existed between VGE and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.


ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a) The required financial statements of VGE are currently not available. The financial statements will be filed as soon as practicable but not later than October 29, 1997.

         (b) The required pro forma financial information related to the acquisition of certain assets of VGE is not currently available. The pro forma information will be filed as soon as practicable but not later than October 29, 1997.

         (c)      Exhibits
                  10.1     Asset Purchase Agreement, dated August 15, 1997
                  10.2 First Amendment to Credit Agreement and Revolving Note, dated August 8, 1997
                  10.3     Term Note, TCF, dated August 8, 1997
                  10.4 Non-Negotiable Promissory Note, Video Game Exchange, Inc., dated August 15, 1997

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         GROW BIZ INTERNATIONAL, INC.



Date: August 29, 1997             By: /s/ Ronald G. Olson
                                      --------------------------
                                      Ronald G. Olson
                                      President and Chief Executive Officer



Date: August 29, 1997             By: /s/ David J. Osdoba, Jr.
                                      --------------------------
                                      David J. Osdoba, Jr.
                                      Vice President of Finance and Chief
                                      Financial Officer